UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2005

CHILCO RIVER HOLDINGS INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0001278595 (Commission File Number)	98-0419129 (IRS Employer Identification No.)

595 Howe Street, Suite 206
Vancouver, British Columbia, Canada, V6C 2T5
(Address of Principal Executive Offices) (Zip Code)

604-681-2572
(Registrant’s telephone number, including area code)

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

Share Exchange Agreement

        On July 15, 2005, Chilco River Holdings Inc., a Nevada corporation (the “Registrant”), entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with KUBUK International, Inc., a California corporation (“Kubuk”); Tom Liu, David Liu, Lee Kuen Cheung, Wai Yung Lau, Zheng Liu, Yizhi Zeng, Luisa Wong, Jack Xu, Yong Yang and Guoxiu Yan (“Shareholders”); and Tom Liu as Shareholders Representative (“Shareholders Representative”). Under the terms of the Share Exchange Agreement, the Registrant will acquire all of the issued and outstanding capital stock of Kubuk from the Shareholders. Kubuk owns and operates, through two wholly-owned subsidiaries, the Hotel Cinco Estrellas in Lima, Peru (the “Bruce Hotel and Casino”), and owns all of the assets, licenses and other rights used in connection with the business of the Bruce Hotel and Casino (the “Business”).

        Pursuant to the Share Exchange Agreement, the Registrant agreed to acquire, or cause one or more of its affiliates to acquire, all of the outstanding capital stock and other equity interests of Kubuk from the Shareholders by issuing 19,250,000 shares of the Registrant’s common stock (the “Exchange Shares”) as consideration on the terms and subject to the conditions set forth in the Share Exchange Agreement. Kubuk has 51,000,400 shares of common stock issued and outstanding, and each share of Kubuk common stock will be exchanged for 0.3749970588 Exchange Shares. No fractional shares will be issued to Kubuk shareholders. In addition, one or more shareholders of the Registrant will agree, prior to Closing, to contribute shares of the Registrant’s common stock to the corporation for cancellation so that the Registrant will have 2,200,000 shares of common stock issued and outstanding immediately prior to Closing.

        The Registrant intends to secure financing in the amount of $5,000,000 in one or more transactions to close as soon as practicable after the Closing Date on terms acceptable to the Registrant and the Shareholders (the “Financing Transaction”), and to raise an additional $20,000,000 (the “Subsequent Financing Transaction”) for working capital purposes.

Escrow Provisions

        The parties agreed that shares of the Registrant’s common stock will be placed into escrow and will be subject to release as follows:

Financing Transaction Escrow: The Shareholders will place an aggregate of 5,000,000 Exchange Shares into Escrow (the “Shareholder Escrow Shares”). The Shareholders and the Registrant agreed that the Registrant, and each of Tom Liu and David Liu (the “Shareholder Principals”) shall take all reasonable actions to obtain the highest price per share of common stock, or any rights, options or warrants to purchase common stock, or securities of any type whatsoever, issued by the Registrant in connection with the Financing Transaction or Subsequent Financing Transaction and that in any case the minimum price per share of common stock shall be in excess of $1.00 per share (the “Minimum Price Covenant”). In addition, the Shareholders and Kubuk, jointly and severally, agreed that Kubuk would deliver audited financial statements of Kubuk (“Kubuk Financials”) to the Registrant no later than the earlier of (i) 60 days after the Closing Date or (ii) the date that permits the filing of any registration statement required to be filed under the terms of the Financing Transaction (the “Financial Statement Covenant”). The Shareholder Escrow Shares will be released from escrow as liquidated damages for breach of either the Minimum Price Covenant or Financial Statement Covenant as follows:

(i)	if the Minimum Price Covenant is breached, then the number of Shareholder Escrow Shares to be cancelled as liquidated damages shall be calculated as follows:

X = (A/B) - A

where: X = Number of Shareholder Escrow Shares Cancelled

A = 5,000,000

B = Purchase Price Per Share

For the purposes of the Share Exchange Agreement, “Purchase Price Per Share” shall be determined based on completing the Financing Transaction to raise a minimum of $5,000,000 and is defined as cash consideration received or to be received by the Registrant or the fair market value of any property received or to be received by the Registrant (as shall be verified by the Registrant’s independent accounting firm) for each share of the Registrant’s common stock issued or to be issued pursuant to exercise or conversion of any convertible or exchangeable security.

(ii)	if the Financial Statement Covenant is breached, then 360,000 Shareholder Escrow Shares shall be released and cancelled as liquidated damages and not as a penalty for the breach of the covenant.

Co-Sale Escrow. The Shareholder Principals will place 1,250,000 Exchange Shares into escrow (the “Co-Sale Escrow”). The Registrant shall use commercially reasonable efforts to permit the Shareholder Principals to offer and sell up to 1,250,000 Exchange Shares to investors on a co-sale basis, in one or more private transactions in connection with the Subsequent Financing Transaction; provided thatthe Registrant has first raised $15,000,000 in the Subsequent Financing Transaction for the corporation. After the Registrant has raised $15,000,000 in the Subsequent Financing Transaction, the Registrant will not offer shares of its common stock for its own behalf until the Shareholder Principals have sold shares from the Co-Sale Escrow for proceeds of $5,000,000 or all of the shares are released from Escrow. The Shareholder Principals shall receive all of proceeds from the sale of the shares from the Co-Sale Escrow. The Escrow Agent shall release the shares from the Co-Sale Escrow: (i) to the purchasers of such shares and any remaining shares to the Shareholder Principals once the Shareholder Principals have sold shares for proceeds of $5,000,000; or (ii) to the Shareholder Principals if the Registrant has not raised $15,000,000 in the Subsequent Financing Transaction prior to the third anniversary of the Closing Date.

Rightholder Escrow. The Shareholders will place an aggregate of 2,000,000 Exchange Shares (the “Rightholder Escrow Shares”) into Escrow (the “Rightholder Escrow”).

Kubuk has obligations to Nefilim Associates, LLC, a Massachusetts limited liability company, T Morgan LLC, a Delaware limited liability company, and Sean Sullivan (the “Rightholders”) to issue capital stock of Kubuk or an entity acquired by or acquiring Kubuk (collectively, the “Consultant Rights”) upon satisfaction of certain conditions under the terms of Consulting Agreements, dated May 9, 2005 with respect to Sean Sullivan, May 19, 2005 with respect to Nefilim Associates, LLC and June 1, 2005 with respect to T Morgan LLC, respectively (collectively, the “Consultant Agreements”). Exchange Shares will be released from the Rightholder Escrow as follows:

(i)	the Escrow Agent shall release the Rightholder Escrow Shares to the Rightholders if the Registrant has raised a total of $5,000,000 in the Financing Transaction for the corporation within thirty (30) days of Kubuk delivering the Kubuk Financials to the Registrant, subject to a redemption and cancellation right by the Registrant with respect to up to 60% of the Rightholder Escrow Shares, if the Registrant has not raised a total of $5,000,000, $10,000,000, $15,000,000 and $20,000,000 (which amount in each case shall include the proceeds paid to the Shareholder Principals under the co-sale rights), in the Subsequent Financing Transaction** for the corporation within six or twelve months** from the Closing Date; and

(ii)	the Escrow Agent shall release 100% of the Rightholder Escrow Shares to the Registrant for cancellation if the Registrant has not raised a total of $5,000,000 in the Financing Transaction for the corporation within thirty days of Kubuk delivering the Kubuk Financials to the Registrant.

** Terms vary with the individual Consultant Agreements.

Closing

        The Closing of the transactions contemplated by the Share Exchange Agreement will take place at 9:00 a.m. (Seattle time) as soon as reasonably possible following satisfaction of the closing conditions, but no later than July 31, 2005, or at such other place and on such other date as may be mutually agreed upon by the Registrant and Shareholders Representative.

Conditions to Closing

        The Closing of the transactions contemplated by the Share Exchange Agreement is subject to satisfaction or waiver of the following conditions:

        Registrant Conditions: The obligation of the Registrant to take the actions required to be taken by it at the Closing is subject to the satisfaction or waiver, in whole or in part, in the Registrant’s sole discretion (but no such waiver will waive any rights or remedy otherwise available to the Registrant), of each of the following conditions at or prior to the Closing:

•	The Shareholders will have performed and complied with each of their agreements contained in the Share Exchange Agreement in all material respects;

•	The representations and warranties of the Shareholders and Kubuk will be true and correct in all material respects;

•	Each required consent will have been obtained and be in full force and effect and such actions as the Registrant’s counsel may reasonably require will have been taken in connection therewith;

•	The Registrant will have obtained the governmental authorizations required to operate the Business in the manner in which it was operated prior to the Closing Date;

•	No material adverse effect will have occurred related to Kubuk or the Business; and

•	Kubuk will have delivered each of the agreements, certificates, instruments and other documents that it is obligated to deliver at Closing, including the Kubuk share certificates; Kubuk officers certificate; disclosure schedule; corporate resolutions and records; unaudited financial statements of Kubuk and the Bruce Hotel and Casino; closing balance sheet; an appraisal for the property located at Jirón Francisco Bolognesi Number 191-171, District of Miraflores, Province and Department of Lima; good standing certificates and opinion letters from United States and Peruvian legal counsel.

        Shareholder Conditions: The obligation of the Shareholders to take the actions required to be taken by them at the Closing is subject to the satisfaction or waiver, in whole or in part, in the Shareholders Representative’s sole discretion (but no such waiver will waive any rights or remedy otherwise available to the Shareholders), of each of the following conditions at or prior to the Closing:

•	nbsp;The Registrant will have performed and complied with its agreements contained in the Share Exchange Agreement in all material respects;

•	The representations and warranties of the Registrant will be true and correct in all material respects;

•	No law or governmental order will have been enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by the Share Exchange Agreement by any governmental entity that prohibits the Closing;

•	No material adverse effect will have occurred to the Registrant or its business;

•	The Registrant will deliver each of the certificates, instruments and other documents that it is obligated to deliver at Closing, including certificates representing the Exchange Shares; officer’s certificate; corporate resolutions; evidence that there will be 2,200,000 shares of the Registrant’s common stock issued and outstanding immediately prior to Closing;

•	The Board of Directors of the Registrant shall be, immediately upon Closing, comprised of six directors, including Tom Liu, Wai Yung Lau, Nan Zheng Zhang, Yong Yang and Sean Sullivan and one director designated by the Registrant’s Board of Directors; and

•	Tom Liu shall be appointed Chairman of the Board of Directors and Chief Executive Officer of the Registrant effective immediately upon Closing.

Business of Kubuk

Overview

        Kubuk, through its wholly-owned subsidiaries, Kubuk Investment SAC and Kubuk Gaming SAC, own all of the assets of and operates the Bruce Hotel & Casino. Kubuk acquired the Bruce Hotel & Casino from Bruce Grupo Diversion S.A.C., a corporation controlled by Tom Liu and David Liu. Bruce Grupo Diversion S.A.C. has operated the Bruce Hotel & Casino since 2002. The Bruce Hotel & Casino has been in operation since 1997.

Bruce Hotel & Casino Business

        The Bruce Hotel & Casino is located at 181 JR. Bolognesi, Miraflores, Lima, Peru, approximately 30 minutes from Jorge Charvez International Airport in the heart of Miraflores. The Bruce Hotel & Casino is a “destination” hotel and casino location for visitors traveling to the Republic of Peru and caters to visitors from the Peoples Republic of China.

        The Bruce Hotel & Casino business consists of a hotel, restaurants, a gaming casino and real property. Prior to signing the Share Exchange Agreement, Kubuk management developed a plan to expand, renovate and modernize the current facilities of the Bruce Hotel & Casino.

        Hotel: The Bruce Hotel & Casino is a room full service hospitality facility with standard and premium lodging accommodations (rooms and suites) and dining facilities.

        Restaurants: The Bruce Hotel & Casino features two full service restaurants serving Chinese and international cuisine. The Bruce Hotel & Casino holds a retail liquor license.

        Gaming Casino: The gaming casino is a full featured casino with 20 traditional gaming tables (blackjack, roulette, craps and poker) and approximately 220 slot machines. The gaming casino operates under a gaming license issued to Kubuk Gaming SAC by the Republic of Peru. The gaming casino is currently closed for remodeling and is scheduled to reopen to the public in the fourth quarter of 2005.

        Real Property: Kubuk owns all of the real property and assets used in the operation of the Bruce Hotel & Casino. The property consists of one seven-story building and one fourteen-story building that are physically connected and have been configured for use as a hotel, casino and office space. The property also includes a parking garage. Kubuk owns all of the fixtures, improvements, systems, furniture, gaming machines and gaming tables and the other contents currently used in the business of the Bruce Hotel & Casino.

        The Bruce Hotel & Casino is subject to regulatory, legal, tax or ancillary government oversight of the Federal Republic of Peru. Net profits derived from the operations of Kubuk Investment SAC and Kubuk Gaming SAC are subject to taxation at the federal, state and local levels. The Federal Republic of Peru imposes a 12% fixed gaming tax on the total amount of all wagers made by players less all payments received by such players.

Item 9.01.  Financial Statements and Exhibits

Exhibits

Exhibit 99.1	Share Exchange Agreement

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHILCO RIVER HOLDINGS INC. (Registrant)

By: /s/ Gavin Roy Gavin Roy Secretary and Treasurer

Dated:   July 19, 2005